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                                                                   Exhibit 10(a)


                                SYSCO CORPORATION
             AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS STOCK PLAN

                         RETAINER STOCK AWARD AGREEMENT


         This Retainer Stock Award Agreement ("Agreement") was made and entered into as of __________________ ("Date of Grant"), by and between Sysco Corporation, a Delaware corporation (hereinafter "SYSCO") and
________________________, a director of SYSCO (hereinafter "Director").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of SYSCO has adopted, and SYSCO's stockholders have approved, the Sysco Corporation Amended and Restated Non-Employee Directors Stock Plan (the "Plan"), the purpose of which is to promote the interests of SYSCO and its stockholders by enhancing SYSCO's ability to attract and retain the services of experienced and knowledgeable directors and by encouraging such directors to acquire an increased proprietary interest in SYSCO through the ownership of common stock, $1.00 par value, of SYSCO ("Common Stock"); and

         WHEREAS, the Plan provides that each non-employee director shall receive a retainer stock award; and

         WHEREAS, Director desires to continue to serve on the Board of Directors of SYSCO and to accept said retainer stock award in accordance with the terms and provisions of the Plan and this agreement;

         NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.       GRANT OF RETAINER STOCK AWARD.

         SYSCO grants to Director 4,000 shares of restricted Common Stock (the "Retainer Stock Award"). The Retainer Stock Award shall be subject to vesting as set forth in the Plan and summarized below:

         (a) One-third of the Retainer Stock Award shall vest two years from the Date of Grant if the average increase in after-tax basic earnings per share of Common Stock ("EPS") over the two most recent fiscal years ending prior to the second anniversary of the Date of Grant is 10% or more.

         (b) An additional one-third of the Retainer Stock Award shall vest after four years from the Date of Grant if the average increase in EPS over the two most recent fiscal years ending prior to the fourth anniversary of the Date of Grant is 10% or more, and if the first third of the Retainer Stock Award did not vest under subparagraph (a) above, the first third will also vest if the average increase in EPS over the four most recent fiscal years ending prior to the fourth anniversary of the Date of Grant is 10% or more.

         (c) The final one-third of the Retainer Stock Award shall vest after six years from the Date of Grant if the average increase in EPS over the two most recent fiscal years ending prior to the sixth anniversary of the Date of Grant is 10% or more.
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         (d)      Notwithstanding the foregoing, 100% of the Retainer Stock
                  Award shall vest if the average increase in EPS over the six most recent fiscal years ending prior to the sixth anniversary of the Date of Grant is 10% or more.

         (e) Any unvested portion of a Retainer Stock Award shall vest upon the occurrence of a Change in Control. For purposes of this Agreement, "Change in Control" means that a person or persons who are acting together for the purpose of acquiring an equity interest in SYSCO acquire beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 20% or more of the outstanding Common Stock.

2.       RESTRICTION ON TRANSFER.

         The restricted Common Stock granted as a Retainer Stock Award and this Agreement shall not be sold, pledged, assigned, transferred, or encumbered prior to the time the Retainer Stock Award vests as described above.

3.       DEPOSIT WITH SYSCO.

         Each certificate of Restricted Stock awarded hereunder shall be registered in the name of the Director and left on deposit with SYSCO with a Stock Power endorsed in blank during the Restricted Period.

4.       CERTAIN RIGHTS OF DIRECTOR.

         Director, as owner of shares of restricted Common Stock granted as a Retainer Stock Award, shall have all the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive all dividends paid with respect to such shares; provided, that all such rights shall be forfeited in respect to any portion of the Retainer Stock Award as of the date all or any portion of such award is forfeited.

5.       FORFEITURE UPON TERMINATION.

         Except as set forth below and unless otherwise determined by the Board, if Director ceases to be a Non-Employee Director (as defined in the Plan) prior to vesting of any portion of a Retainer Stock Award, Director shall forfeit the portion of the Retainer Stock Award which is not vested on the date he ceases to be a Non-Employee Director; provided, however, that unless otherwise determined by the Board, if (a) Director serves out her term but does not stand for re-election at the end thereof or (b) Director shall retire from service on the Board (for reasons other than death) prior to the expiration of her term and on or after the date he attains age 71, Director's Retainer Stock Award shall remain in effect, vest, become exercisable and expire as if Director had remained a Non-Employee Director of the Corporation. Upon the death of Director, the unvested portion of the Retainer Stock Award shall be automatically forfeited.

6.       ADJUSTMENT TO AWARD IN CERTAIN EVENTS.

         In the event of a change in the capitalization of SYSCO due to a stock split, stock dividend, recapitalization, merger, consolidation, combination, or similar event, the aggregate shares subject to the plan and the terms of this Agreement shall be adjusted to reflect such change.

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7.       CHANGE IN CONTROL.

         If a Change in Control (as defined above) occurs prior to the time all Common Stock covered by this Retainer Stock Award vests, all restrictions shall lapse and all Common Stock granted under this Restricted Stock Award shall be fully vested.

8.       NO COMPROMISE WITH REGULATORY AUTHORITY.

         Notwithstanding any other provision of this Agreement, Director agrees that SYSCO shall not be obligated to deliver any shares of Common Stock or make any cash payment, if counsel to SYSCO determines such exercise, delivery or payment would violate any law or regulation of any governmental authority or agreement between SYSCO and any national securities exchange upon which the Common Stock is listed.

9.       PLAN CONTROLS.

         In the event of a conflict between the terms of this Agreement and the plan, the Plan shall be the controlling document.

10.      END OF RESTRICTIONS; DELIVERY OF STOCK.

         If all terms and conditions of this Agreement are complied with in full, all restrictions on the Restricted Stock referred to herein shall lapse and the Director shall receive such stock.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        SYSCO CORPORATION


                                        By:
                                            ------------------------------------
                                            Chairman and Chief Executive Officer


                                        DIRECTOR


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